Exhibit 99.1

Magnolia Solar Summarizes Program Results at NASA SPRAT Conference

Unique Thin-Film Design Promises to Deliver High Efficiency over a Wide Range of Conditions

WOBURN, MA and ALBANY, NY – September 21, 2011 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announces that its wholly owned subsidiary, Magnolia Solar, Inc., has updated the scientific community on its progress to develop high-efficiency, thin-film solar cells as part of a Phase I Small Business Innovation Research (SBIR) program funded by the National Aeronautics and Space Administration (NASA).  Dr. Roger E. Welser, Magnolia’s Chief Technical Officer, will summarize the latest technical results at the 22nd Space Photovoltaic Research and Technology (SPRAT) Conference, sponsored by the NASA Glenn Research Center in Cleveland, OH, on September 22, 2011.  The presentation, titled “Thin-Film Quantum Well Waveguide Solar Cells,” is part of a session focused on Advanced Concepts for Solar Power Devices.  The work presented at the SPRAT conference was done in collaboration with colleagues at Kopin Corporation in Taunton, MA, and MicroLink Devices in Niles, IL.

Dr. Welser stated, “Planetary exploration missions require lightweight photovoltaic power systems capable of operating over a wide range of changing spectrums and environmental conditions.  As part of a NASA-funded program, Magnolia Solar has been working to design and prototype thin, flexible, single-junction solar cells that match the peak conversion efficiency of existing technologies while performing over a much wider range of operating conditions.  In the SPRAT paper, we present for the first time our results on advanced III-V material structures fabricated in a thin-film device format.”

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “The objective of Magnolia’s NASA-funded program is to create a flexible, ultra-high efficiency, thin-film solar cell technology.  By combining a quantum-structured active region with advanced light-trapping strategies, we have a pathway to achieve high solar electric conversion efficiency (greater than 30%) over a wider range of operating conditions.  The next phase of this project will focus on combining three patent-pending structures into one high-performance photovoltaic device prototype.  In collaboration with our partners, we will continue to update our shareholders as we work to meet our milestones.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.
For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210
IR: Adam Holdsworth
PR: Enrique Briz
info@magnoliasolar.com

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